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                                                                    Exhibit 5(b)

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
[Lincoln Financial Group(R) LOGO]         THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                          SERVICE OFFICE: 350 CHURCH ST. - MEM1,
                                          HARTFORD, CT 06103-1106
                                          (HEREINAFTER REFERRED TO AS "THE COMPANY")

IMPORTANT NOTICE

Since you are applying for insurance, we would like you to know more about our underwriting process and what occurs after you submit your application.

THE UNDERWRITING PROCESS

All forms of insurance are based on the concept of risk-sharing. Underwriters seek to determine the level of risk represented by each applicant, and then assign that person to a group with similar risk characteristics. In this way, the risk potential can be spread among all policyholders within a given risk group, assuring that each assumes his fair share of the insurance cost.

Underwriters collect and review risk factors such as age, occupation, physical condition, medical history and any hazardous avocations. The level of risk and premium for the amount of coverage requested is based on this information.

INVESTIGATIVE CONSUMER REPORT

As a part of our routine procedure for processing your initial application, we may request an investigative consumer report. The agency making the report may keep a copy of the report and disclose its contents to others for whom it performs similar services. The report typically includes information such as identity and residence verification, character, reputation, marital status, estimate of net worth and income, occupation, avocations, medical history, habits, mode of living and other personal characteristics. Additional information is usually obtained from several different sources. Confidential interviews are conducted with neighbors, friends, business associates, and acquaintances. Public records are carefully reviewed.

Past experience shows that information from investigative reports usually does not have an adverse effect on our underwriting decision. If it should, we will notify you in writing and identify the reporting agency. At that point, if you wish to do so, you may discuss the matter with the reporting agency.

You have the right to be interviewed as part of any investigative consumer report that is completed. If you desire such an interview, please indicate this at the time your application is submitted. If you request it, we will supply the name, address and telephone number of the consumer reporting agency so you may obtain a copy of the report.

CONTESTABILITY

We strongly urge you to review the completed application closely for accuracy.
During the 2 year incontestability period described in the policy, a claim may be denied if the application contains false statements or misrepresentations or fails to disclose material facts. In such a case, the policy could be void and coverage could be lost.

MIB, INC.

Information you provide regarding your insurability or claims will be treated as confidential except that The Company or its reinsurers, may make a brief report of it to MIB, Inc. This is a nonprofit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance coverage or submitted a claim, MIB, Inc. will provide the information it may have in its file.

Upon receipt of a request from you, MIB, Inc. will arrange disclosure of any information it may have in your file. If you question the accuracy of information in MIB, Inc.'s file, you may contact MIB at: Box 105 Essex Station, Boston, MA 02112. You can reach MIB by phone toll free at (866) 692-6901. (TTY
{866} 346-3642)

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.

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[Lincoln Financial Group(R) LOGO]         THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                          [CORPORATE/BUSINESS OWNER] APPLICATION - PART II
                                          EXECUTIVE BENEFITS, MEM1
                                          350 CHURCH STREET
                                          HARTFORD, CT 06103-1106

SECTION 1: INSURED INFORMATION

1. PROPOSED INSURED (First, Middle Initial, Last)               2. Place of Birth               3. Country of Citizenship

____________________________________________________________________________________________________________________________________

4. Are you a citizen of the United States? [_] Yes [_] No (If "No", please provide country, type of visa, expiration date and green card information)

____________________________________________________________________________________________________________________________________

5. Date of Birth (Mo-Day-Yr)   6. Social Security Number   7. Sex (CIRCLE)   8. Drivers License No. & State
      ___ /__ /____                 _______-____ -_____         M   F           ____________________________________________________

9. Current Build                                                9a. Has your weight changed by more than 10 pounds during the past
                                                                    12 months? [_] Yes [_] No

Height ______ft ______in Weight ______lb.                       9b. If "Yes", by how many pounds? _________ Gain/Loss

10. Residence Address (No., Street) PO Box City, State, ZIP

____________________________________________________________________________________________________________________________________

11. I have been notified by my employer that the maximum amount of insurance coverage that will be issued is: $_____________________

SECTION 2: MEDICAL & RELATED INFORMATION

IF YOU ANSWER NO TO QUESTION 12, OR YES TO QUESTIONS 13-21, EXPLAIN IN THE SPACE PROVIDED ON PAGE 2.                      YES    NO

12.  Have you been actively at work daily on a full-time basis (30 hours/week) performing all duties of your regular occupation, at your customary place of employment for the past 3 months? (Disregard vacation days, normal
     non-working days and absences that total less than 4 consecutive days.)                                              [_]   [_]

13.  Have you used any tobacco products in the past 12 months? IF YES, HOW MUCH AND DATE (MONTH/YEAR) LAST USED:

[_]  Cigarettes _______________________ [_] Cigars _______________________________
[_]  Pipe _____________________________ [_] Smokeless tobacco ____________________
[_]  Snuff_____________________________ [_] Nicotine Patches/Gum__________________                                        [_]   [_]

14a. Do you now, or do you plan to fly, or have you flown during the past 2 years, as a pilot, student pilotor crew       YES    NO
     member? (IF "YES", AN AVIATION SUPPLEMENT IS REQUIRED.)                                                              [_]   [_]

14b. Do you plan to participate, or have you participated within the past 2 years; in motor vehicle or boat racing, in hang gliding, sky or scuba diving, or mountain, rock or technical climbing; or in similar sports? (IF "YES", AN
     AVOCATION QUESTIONNAIRE IS REQUIRED.)                                                                                [_]   [_]

14c. Do you now, or do you plan to reside or travel outside of the United States or Canada within the next year? (IF
     "YES", A FOREIGN TRAVEL OR RESIDENCE QUESTIONNAIRE IS REQUIRED).                                                     [_]   [_]

15   Have you ever had an indication of, or treated for:

     a.   Chest pain, palpitations, high blood pressure, heart disease, heart murmur, heart failure or other disorders
          of the heart or blood vessels?                                                                                  [_]   [_]

     b.   Ulcers, colitis, jaundice, hepatitis, cirrhosis, gastrointestinal bleeding, or other disorder of the stomach,
          esophagus, liver, intestines, gallbladder, or pancreas?                                                         [_]   [_]

     c.   Seizures, fainting, dizziness, epilepsy, stroke, paralysis or other neurologic or brain disorder?               [_]   [_]

     d.   Any nervous, mental, or emotional disorder, or received counseling for anxiety, depression, stress or any
          other emotional condition?                                                                                      [_]   [_]

     e.   Any tumor, cancer, cysts, melanoma, lymphoma or any disorder of the lymph nodes?                                [_]   [_]

     f.   Arthritis, gout or any disorder of the back, spine, muscles, nerves, bones or joints or skin?                   [_]   [_]

     g.   Diabetes, elevated blood sugar, thyroid, or other endocrine or glandular disorder?                              [_]   [_]

     h.   Anemia, leukemia, clotting disorder or any other blood disorder?                                                [_]   [_]

     i.   Asthma, emphysema, shortness of breath, allergies, sleep apnea, tuberculosis, sarcoidosis, persistent
          hoarsenessor shortness of breath or any other disorder of the respiratory system?                               [_]   [_]

     j.   Any disorder of the eyes, ears, nose or throat?                                                                 [_]   [_]

     k.   Any complication of pregnancy or disorder of the testicles, prostate, breasts, ovaries, uterus, cervix,
          kidney or urinary bladder?                                                                                      [_]   [_]

     l.   Any mental or physical disorder medically or surgically treated condition not listed above?                     [_]   [_]

16.  Have you ever been diagnosed by a medical professional as having AIDS Related Condition (ARC) or Acquired
     Immunodeficiency Syndrome (AIDS), or have you received treatment from a medical professional for AIDS or ARC?        [_]   [_]

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates

                           [CORPORATE/BUSINESS OWNER]

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
[Lincoln Financial Group(R) LOGO]         THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                          [CORPORATE/BUSINESS OWNER] APPLICATION - PART II
                                          EXECUTIVE BENEFITS, MEM1
                                          350 CHURCH STREET
                                          HARTFORD, CT 06103-1106

SECTION 2: MEDICAL & RELATED INFORMATION (CONT.)

17.  Have you used alcoholic beverages?
     (IF YES, PROVIDE TYPE, FREQUENCY & AMOUNT) Type ______________ Frequency _____________ Amount ___________            [_]   [_]

18.  Have you ever been treated for drug or alcohol abuse or been advised by your doctor to limit your use of alcohol
     or any medication, prescribed or not?                                                                                [_]   [_]

19.  Have you ever used or experimented with cocaine, marijuana, or other non-prescription stimulants, depressants, or
     narcotics?                                                                                                           [_]   [_]

20.  Have you had or been advised to have a check-up, EKG, x-ray, blood or urine test or any other diagnostic test?       [_]   [_]

21.  Have you been a patient in a hospital, clinic, sanatorium or other medical facility, or been advised to have any
     hospitalization or surgery which has not been completed?                                                             [_]   [_]

22.  List all medication and dosages you are currently taking or have taken in the last 30 days, including prescriptions, over the counter drugs, aspirin and herbal supplements.

     _______________________________________________________________________________________________________________________________

     _______________________________________________________________________________________________________________________________

EXPLANATIONS

23.  Number, nature and severity of condition, frequency of attacks, treatments received medication, dates, name, address & phone number of medical attendants and hospitals. Details (List details from "Yes" answered Medical Information; please include question number.)

      QUES.                                                              DETAILS
------------------------------------------------------------------------------------------------------------------------------------

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

ADDITIONAL INFORMATION

24a. Name & Address of physician last consulted

____________________________________________________________________________________________________________________________________

24b. Date and reason last consulted

____________________________________________________________________________________________________________________________________

24c. Name & Address of primary care physician

____________________________________________________________________________________________________________________________________

24d. Date of last complete physical examination and reason last consulted

____________________________________________________________________________________________________________________________________

25. Age if Living & Health Status                  Diabetes, Cancer, Heart Disease                     Age at Death & Cause
------------------------------------------------------------------------------------------------------------------------------------
a. Father
____________________________________________________________________________________________________________________________________
b. Mother
____________________________________________________________________________________________________________________________________
c. Sibling(s)
____________________________________________________________________________________________________________________________________
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                           [CORPORATE/BUSINESS OWNER]

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
[Lincoln Financial Group(R) LOGO]         THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                          [CORPORATE/BUSINESS OWNER] APPLICATION - PART II
                                          EXECUTIVE BENEFITS, MEM1
                                          350 CHURCH STREET
                                          HARTFORD, CT 06103-1106

GENERAL RISK INFORMATION

27.  Have you had any convictions within the past 3 years for motor vehicle moving violations, or had your license        YES    NO
     suspended, revoked or restricted?                                                                                    [_]   [_]

28.  Have you ever applied for any Life or Health Insurance which was denied, required an extra premium or was issued
     for a reduced amount?                                                                                                [_]   [_]

29.  Currently, or within the past 10 years, have you received or applied for any disability benefits, including
     Worker's Compensation, Social Security Disability Insurance or any other form of disability insurance? "(IF "YES",
     PROVIDE DETAILS BELOW.)                                                                                              [_]   [_]

30.  Have you ever been convicted or are waiting trial for a felony? (If "Yes", please indicate type, date
     and city/state of felony and if currently on probation or parole) ________________________________________________   [_]   [_]

31.  Are you a member of, or applied to be a member of, or received a notice of required service in, the armed forces, reserves or National Guard? (If "Yes", please indicate if Retired or active; list branch of service, rank, duties, mobilization category and current duty station; if a notice of deployment has been received, to where and when; in
     the space provided below.)                                                                                           [_]   [_]

32.  DETAILS (LIST DETAILS FROM QUESTIONS ABOVE; PLEASE INCLUDE QUESTION NUMBER DETAILS PERTAIN TO.)

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________

EXISTING COVERAGE IN FORCE OR APPLIED FOR:

32a. What is the total face amount of all life insurance policies presently INFORCE on your life, if any? $____________________

32b. What is the total amount of new life insurance coverage currently APPLIED FOR on your life with all companies?

     Plan Type: ___________________________ - Total $_______________ Carrier(s) __________________________

                ___________________________ - Total $_______________ Carrier(s) __________________________

                ___________________________ - Total $_______________ Carrier(s) __________________________

Please attach a list of any other additional insurance on a separate sheet.

FRAUD NOTICE

ALL JURISDICTIONS EXCEPT AR, AZ, CT, DC, FL, KS, KY, LA, ME, MN, NJ, NM, OH, OK, PA, TX, VA AND WA. Any person who, with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA ONLY. WARNING: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of insurance fraud.

WASHINGTON ONLY. Any person who knowingly presents a false or fraudulent claim for the payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

AR, DC, KY, ME, NM, OH AND PA ONLY. Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.

CONNECTICUT AND TEXAS ONLY. Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a court of competent jurisdiction.

LOUISIANA ONLY. Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
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                           [CORPORATE/BUSINESS OWNER]

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
[Lincoln Financial Group(R) LOGO]         THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                          [CORPORATE/BUSINESS OWNER] APPLICATION - PART II
                                          EXECUTIVE BENEFITS, MEM1
                                          350 CHURCH STREET
                                          HARTFORD, CT 06103-1106
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CERTIFICATIONS

I have read the questions and answers in this application and declare that they are complete and true to the best of my (our) knowledge and belief

I agree that this Application shall form a part of any Policy issued, and that no Agent/Representative of The Lincoln National Life Insurance Company shall have the authority to waive a complete answer to any question in this Application, make or alter any contract, or waive any of The Lincoln National Life Insurance Company's other rights or requirements.

I agree that coverage can take effect only if the proposed insured is alive, and remains in the same state of health and insurability as described in each part of the application at the time the entire first premium is paid and the policy is delivered and accepted by the Owner.

I agree to advise The Lincoln National Life Insurance Company or producer in writing of any known or suspected changes in the health of the proposed insured, or of any changes to any answers on this application, prior to delivery of this policy.

[I acknowledge that the Owner has an insurable interest in my life and I further acknowledge that the Policy will be used to informally fund benefit obligations. I understand and agree that the Owner may be the sole owner and beneficiary of the Policies and that neither I, my estate nor any beneficiary I may designate shall have any interest in the Policy or a right to the proceeds thereof, unless otherwise described in the Plan Document. I understand that this Policy will be acquired by the Owner for its own benefit in connection with informally funding Owner benefit liabilities.

I understand that, in order to informally fund benefit obligations, the Owner may need to increase the amount of insurance under existing Policy on my life from time to time. I hereby authorize the Owner to affect such an increase or increases without providing any further notice to me. I also consent to and authorize the Owner to continue to be the owner and beneficiary of the Policy indefinitely, including after my employment terminates, whenever and for whatever reason this may occur unless otherwise described in the Plan Document.]

AUTHORIZATION/DECLARATION

THE SIGNATURES BELOW REPRESENT THE FOLLOWING:

The purpose of this authorization is to allow The Lincoln National Life Insurance Company, hereinafter LNL, to determine eligibility coverage or a claim for benefits under a life policy.

I authorize any medical professional, hospital or other medical institution, insurer, MIB, Inc., or any other person or organization that has any records or knowledge of my physical or mental health or insurability to disclose that information to LNL, its reinsurers, or any other party acting on LNL's behalf. I authorize LNL to disclose medical information to MIB, Inc., and to other insurers to whom I may apply for coverage.

This authorization shall be valid for two years after it is signed. A photographic copy of this authorization shall be as valid as the original. I will be given a copy of this authorization at my request. I understand that I may revoke this authorization at any time by written notification to the Company; however, any action taken prior to notification will not be affected.

I ACKNOWLEDGE receipt of the Important Notice containing the Privacy Notice, Investigative Consumer Report, and MIB, Inc., information. IF AN INVESTIGATIVE CONSUMER REPORT IS OBTAINED, I [_] DO [_] DO NOT REQUEST TO BE INTERVIEWED.

Signed at (City & State) ______________________________ on (Date) ______________


---------------------------------------------------  ---------------------------
           Signature of Proposed Insured                       Witness

                           [CORPORATE/BUSINESS OWNER]

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[Lincoln Financial Group(R) LOGO]         The Lincoln National Life Insurance Company
                                          Executive Benefits
                                          350 Church St.
                                          Hartford, CT 06103-1106
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             AUTHORIZATION FOR RELEASE OF HEALTH-RELATED INFORMATION
                 TO THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
             THIS AUTHORIZATION COMPLIES WITH THE HIPAA PRIVACY RULE

_______________________________________________________________    ____/__ /____
Name of proposed insured/patient (please print)                    Date of birth

I authorize any health plan, physician, health care professional, hospital, clinic, laboratory, pharmacy, medical facility, or other health care provider that has provided payment, treatment or services to me or on my behalf ("My Providers") to disclose my entire medical record and any other protected health information concerning me to The Lincoln National Life Insurance Company ("the Company") and its agents, employees, and representatives. This includes information on the diagnosis or treatment of Human Immunodeficiency Virus (HIV) infection and sexually transmitted diseases. This also includes information on the diagnosis and treatment of mental illness and the use of alcohol, drugs, and tobacco, but excludes psychotherapy notes.

By signing below, I terminate any agreements I have made with My Providers to restrict my protected health information and I instruct My Providers to release and disclose my entire medical record without restriction.

My protected health information is to be disclosed under this Authorization so that the Company may: 1) underwrite my application for coverage by making eligibility, risk rating, policy/certificate issuance and enrollment determinations; 2) obtain reinsurance; 3) administer claims and determine or fulfill responsibility for coverage and provision of benefits; 4) administer coverage; and 5) conduct other legally permissible activities that relate to any coverage I have or have applied for with the Company.

This authorization shall remain in force for 30 months following the date of my signature below, and a copy of this authorization is as valid as the original. I understand that I have the right to revoke this authorization in writing, at any time, by sending a written request for revocation to the Company at 350 Church Street - MEM1, Hartford, CT 06102-5048, Attention: Privacy Official. I understand that a revocation is not effective if any of My Providers has relied on this authorization or to the extent that the Company has a legal right to contest a claim under an insurance policy/certificate or to contest the policy/certificate itself. I understand that any information that is disclosed pursuant to this authorization may be redisclosed and no longer covered by certain federal rules governing privacy and confidentiality of health information.

I understand that if I refuse to sign this authorization, the Company may not be able to process my application, or if coverage has been issued may not be able to make any benefit payments. I acknowledge that I have received a copy of this authorization.


--------------------------------------------------------------------------------
Signature of Proposed Insured/Patient or Personal Representative            Date

________________________________________________________________________________
Description of Personal Representative's Authority or Relationship to Proposed Insured/Patient